Exhibit 99.1

ANCESTRY.COM LLC REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

- Q2 Non-GAAP Revenues $156.1 million, Up to 13% Year-Over-Year -

PROVO, Utah, July 23, 2014 – Ancestry.com LLC, the world’s largest online family history resource, reported financial results today for the second quarter ended June 30, 2014.

“Despite softer performance in the second quarter, our core subscriber base retention remains solid and the business is healthy,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “We’re continuing to make strategic investments in content, product and technology as well as new product initiatives like our rapidly growing AncestryDNA business, all of which are designed to drive long-term growth, further strengthen our market leadership, and leverage the benefits of our attractive business model.”

Second Quarter 2014 Financial Highlights

•	Total revenues and non–GAAP revenues[1] for the second quarter 2014 were each $156.1 million. Non-GAAP revenues increased 13.3% from $137.7 million in the second quarter of 2013 driven by growth in revenues from the Company’s core Ancestry.com branded websites and AncestryDNA.

•	Net loss for the second quarter of 2014 was $(7.6) million compared to net loss of $(21.3) million in the second quarter of 2013.

•	Adjusted EBITDA[2] for the second quarter of 2014 was $55.4 million, compared to $54.2 million in the second quarter of 2013. Adjusted EBITDA for the three and six months ended June 30, 2014 includes $2.6 million and $3.5 million, respectively, of professional service fees related to litigation and costs associated with the return of capital transaction declared in February 2014 by our parent. For the three and six months ended June 30, 2013, adjusted EBITDA includes $1.0 million and $2.2 million, respectively, of professional services related to litigation, costs associated with reorganizing our corporate structure and registering the Company’s senior unsecured notes with the SEC.

•	Free cash flow[3] totaled $10.2 million for the second quarter of 2014, compared to $12.1 million for second quarter of 2013.

•	Cash and cash equivalents totaled $91.5 million as of June 30, 2014.

•	Obligations under long-term debt[4] totaled $903.3 million as of June 30, 2014.

Ancestry.com Highlights

•	Subscribers – Subscribers of Ancestry.com websites totaled approximately 2,109,000 as of June 30, 2014, compared to 2,161,000 as of March 31, 2014 and 2,112,000 as of June 30, 2013.

•	New Content – The Company added more than 700 million new records during the quarter. New records include the final wave of already digitized collections made available through our collaboration with FamilySearch including:

•	Philippines, Civil Registration, 1888-1981 – 24.2 million records

•	Czech Republic, Land Records, 1450-1889 (in Czech) – 3.9 million records

•	Netherlands, Census and Population Registers, 1645-1940 – 2.7 million records

•	Zimbabwe, Death Notices, 1904-1976 – 329 thousand records

•	La Libertad, Peru, Civil Registrations 1903-1988 – 1.3 million records

[1]	Non-GAAP revenues are defined as the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the acquisition of Ancestry.com Inc. by a company controlled by Permira funds and co-investors (the “Transaction”).
[2]	Adjusted EBITDA is defined as net income (loss) plus non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense; income tax expense (benefit); and non-cash charges including depreciation, amortization, and stock-based compensation expense.
[3]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest.
[4]	This amount does not include $400.0 million in senior unsecured PIK notes issued by our parent company, Ancestry.com Holdings LLC. While not required, Ancestry.com LLC intends to make distributions to its parent in order to fund cash interest payments of these notes.

•	Other new record collections added in Q2 include:

•	Quaker Birth, Marriage, Death, and Memorial Records, 1650-1910 – 8.5 million records

•	New York, State Census, 1905 – 7.2 million records

•	Surrey, England, Land Tax Records, 1780-1832 – 1.9 million records

•	Puerto Rico, Civil Registrations, 1885-2001 – 5.4 million records

•	Montana, County Marriages 1865-1950 – 1.9 million records

•	Michigan, Divorce Records, 1897-1952 – 1.1 million records

•	Expanded Search Controls – Ancestry.com expanded the functionality of the sliding controls in search results to allow more of the fields entered in the search form to be controlled by sliders – up to 10 fields. Additionally, improvements were added to the display of the fields entered that are not editable with sliders. With this update, users can expand the section of fields below the sliders to see all of the entered search criteria.

•	Ancestry Mobile App Award – The Ancestry mobile app was a finalist for the 2014 Appy Award for the second year in a row.

AncestryDNA Highlights

•	Database – DNA database samples at approximately 500,000 to date (cumulative since May 2012), an increase of 25% since April 30, 2014.

Archives Highlights

•	New Content – Launched ten new vital records collections, with more than 42 million records in total. Included in this release are U.S. Obituaries, South Dakota State Census Records, Idaho Marriage Records, Utah Birth Records, and Utah Federal Service Veterans Burial Records.

Other Business Highlights

•	Find A Grave – Has now reached a total of 118 million memorials and 96 million photos.

•	New Mobile App User Profiles – During the quarter, Ancestry.com released several follow-ups to the initial Find A Grave mobile app, which introduced user profiles, including the ability to view, create and add a user’s own profile, as well as the ability to view the profiles of other users.

•	New Mobile Photo Upload Feature – Additionally, as users take new photos at a cemetery, instead of waiting for each to upload before continuing to use the app, the photos are sent to a queue to be uploaded in the background. As a part of this capability, a user now also has the ability to pause a photo upload queue until connected via Wi-Fi.

•	Newspapers.com – Now with more than 70 million online newspaper pages, the site recently completed a full digital archive of the Brooklyn Daily Eagle by digitizing negative microfilm of the paper provided by the Library of Congress dating from 1841 to 1955.

•	Fold3 – Has more than 430 million total records, and in Q2 launched military collections, including rich Civil War records like photos from the New York State Military Museum.

Conference Call & Webcast

Ancestry.com will host a conference call today at 3:00 p.m. MT (5:00 p.m. ET). Participants can access the conference call by dialing 315-625-6887 approximately ten minutes prior to the start time.

Use of Non-GAAP Measures

The Company believes that non-GAAP revenues, adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. Non-GAAP revenues are calculated by adding the effects of non-cash adjustments to revenue from purchase accounting for the Transaction. In the case of adjusted EBITDA, net income (loss) is adjusted for such expenses as non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); and non-cash charges including depreciation, amortization and stock-based compensation expense. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, total revenues, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses non-GAAP revenues, adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; and in communications with its operating committee concerning its financial performance. The Company also uses non-GAAP revenues and adjusted EBITDA as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 14 billion records have been added to the Ancestry.com sites and users have created more than 60 million family trees containing more than 6 billion profiles. In addition to its flagship site www.ancestry.com, the Company operates several global Ancestry international websites along with a suite of online family history brands, including Archives.com, Fold3.com, Newspapers.com, and offers the AncestryDNA product, sold by its subsidiary, Ancestry.com DNA, LLC, all of which are designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, future earnings, growth outlook and financial and operating performance, its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; continued service outages or a significant disruption in service on its websites; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the acquisition of the Company by a company controlled by the Permira funds and co-investors; its intention to pay dividends to its parent; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues, adjusted EBITDA and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2014, which was filed with the Securities and Exchange Commission on May 7, 2014, and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,465	$86,554
Restricted cash	51,786	60,740
Accounts receivable, net of allowances of $591 and $605 at June 30, 2014 and December 31, 2013, respectively	10,345	11,382
Income tax receivable	3,505	3,285
Deferred income taxes	9,523	20,350
Prepaid expenses and other current assets	14,559	11,530

Total current assets	181,183	193,841
Property and equipment, net	40,293	37,613
Content databases, net	277,994	272,758
Intangible assets, net	342,683	416,735
Goodwill	948,283	948,283
Other assets	32,194	35,512

Total assets	$1,822,630	$1,904,742

LIABILITIES AND MEMBER’S INTERESTS
Current liabilities:
Accounts payable	$11,389	$12,575
Accrued expenses	48,100	51,923
Acquisition-related liabilities	51,686	60,640
Deferred revenues	144,455	137,864
Current portion of long-term debt	36,832	36,760

Total current liabilities	292,462	299,762
Long-term debt, net	852,478	869,620
Deferred income taxes	147,484	185,553
Other long-term liabilities	13,625	9,110

Total liabilities	1,306,049	1,364,045
Commitments and contingencies
Member’s interests:
Member’s interests	678,942	693,072
Accumulated deficit	(162,361)	(152,375)

Total member’s interests	516,581	540,697

Total liabilities and member’s interests	$1,822,630	$1,904,742

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenues:
Subscription revenues	$137,961	$122,708	$275,155	$236,482
Product and other revenues	18,091	9,240	34,543	18,988

Total revenues	156,052	131,948	309,698	255,470
Costs of revenues:
Cost of subscription revenues	23,895	20,786	47,263	41,519
Cost of product and other revenues	10,615	6,812	21,928	13,553

Total cost of revenues	34,510	27,598	69,191	55,072

Gross profit	121,542	104,350	240,507	200,398
Operating expenses:
Technology and development	24,236	21,418	48,801	41,935
Marketing and advertising	40,986	34,364	86,191	71,322
General and administrative	15,341	13,456	29,555	25,275
Amortization of acquired intangible assets	37,001	46,296	74,052	92,682

Total operating expenses	117,564	115,534	238,599	231,214

Income (loss) from operations	3,978	(11,184)	1,908	(30,816)
Interest expense, net	(17,759)	(29,492)	(35,150)	(51,500)
Other income (expense), net	306	(161)	325	(712)

Loss before income taxes	(13,475)	(40,837)	(32,917)	(83,028)
Income tax benefit	5,866	19,557	22,931	40,321

Net loss	$(7,609)	$(21,280)	$(9,986)	$(42,707)

Comprehensive loss	$(7,609)	$(21,280)	$(9,986)	$(42,707)

ANCESTRY.COM LLC

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of adjusted EBITDA and free cash flow to net loss: (1)
Net loss	$(7,609)	$(21,280)	$(9,986)	$(42,707)
Non-cash revenue adjustment (2)	—	5,750	—	17,249
Interest expense, net	17,759	29,492	35,150	51,500
Other (income) expense, net	(306)	161	(325)	712
Income tax benefit	(5,866)	(19,557)	(22,931)	(40,321)
Depreciation	5,199	4,055	10,298	7,828
Amortization	44,201	52,862	88,338	105,755
Stock-based compensation expense	2,018	2,740	3,824	3,186

Adjusted EBITDA	$55,396	$54,223	$104,368	$103,202

Capitalization of content databases	(11,533)	(3,919)	(19,519)	(8,672)
Purchases of property and equipment	(8,483)	(9,667)	(12,978)	(13,190)
Cash paid for interest	(23,424)	(25,524)	(30,346)	(37,305)
Cash received (paid) for income taxes	(1,711)	(3,037)	886	18,731

Free Cash Flow (3)	$10,245	$12,076	$42,411	$62,766

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of Non-GAAP revenues to total revenues:
Total revenues	$156,052	$131,948	$309,698	$255,470
Non-cash revenue adjustment (2)	—	5,750	—	17,249

Non-GAAP revenues	$156,052	$137,698	$309,698	$272,719

(1)	Net loss and therefore adjusted EBITDA and free cash flow for the three and six months ended June 30, 2014 include $2.6 million and $3.5 million, respectively, of professional service fees related to litigation and costs associated with the return of capital transaction declared in February 2014 by our Parent. For the three and six months ended June 30, 2013, net loss, adjusted EBITDA and free cash flow include $1.0 million and $2.2 million, respectively, of professional services related to litigation, costs associated with reorganizing our corporate structure and registering the Company’s senior unsecured notes with the SEC .
(2)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the Transaction.
(3)	Free cash flow does not include an $18.4 million return-of-capital distribution paid to our parent company, Ancestry.com Holdings LLC, to pay accumulated interest on its PIK notes.

ANCESTRY.COM LLC

TOTAL SUBSCRIBERS AND NET SUBSCRIBER ADDITIONS

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Total subscribers	2,109	2,161	2,112
Net subscriber additions	(52)	21	16

Contact:

Heather Erickson

herickson@ancestry.com

(801) 705-7104